UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2014

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Main Street, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In a current report on Form 8-K dated May 7, 2014, First Real Estate Investment Trust of New Jersey (“FREIT”) announced that it had entered into an agreement to acquire The Regency Club, a residential apartment complex located in Middletown, New York, from an unaffiliated third party. The closing of this transaction took place on June 18, 2014 at a final purchase price of $20,625,000, exclusive of transaction costs.

In addition, FREIT had identified The Regency Club as a replacement property for the vacant land located in South Brunswick, New Jersey that FREIT had sold on December 20, 2013, in order to complete a like-kind exchange of real property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. The completion of FREIT’s purchase of The Regency Club will allow FREIT to complete this like-kind exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian Chairman of the Board

Date: June 20, 2014